Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use in this Registration Statement on Form S-4 of our report dated February 22, 2011 (September 29, 2011, as to Note 17), relating to the consolidated financial statements of CityCenter Holdings, LLC and subsidiaries, appearing in the Prospectus, which is part of this Registration Statement. We also consent to the reference to us under the heading “Experts” in such Prospectus.

/s/ DELOITTE & TOUCHE LLP

Las Vegas, Nevada

November 17, 2011